Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2697	Contact: Ben Corona President, Global Sales (609) 860-6200
News Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS

DALLAS, TEXAS – December 21, 2015 – Kronos Worldwide, Inc. (NYSE: KRO) today announced global price increases for all titanium dioxide products.  The following increases are effective January 1, 2016:

North America:  $.07 (USD) per pound
Europe:  €150 (Euros) per ton
Latin America, Asia Pacific, Middle East and Africa: $150 (USD) per ton
Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.
Contact:  Ben Corona, President, Global Sales, 609-860-6200.